Exhibit 10.1

ASSET PURCHASE AGREEMENT

between

Cleartronic, Inc.

and

Collabria LLC

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into this 22nd day of October 2019, by and between Cleartronic, Inc., a Florida corporation, (“CLRI”) and Collabria LLC, a Florida corporation (“Collabria”).

W I T N E S S E T H:

WHEREAS, Collabria has developed a web based secure communication platform trade named ReadyMed (the “ReadyMed Platform”) designed for the health care industry. This includes hospitals, clinics, doctor’s offices and health insurance companies and many other segments of the health care industry.

WHEREAS, CLRI desires to purchase the ReadyMed Platform from Collabria upon the terms and conditions contained herein; and

WHEREAS, Collabria desires to sell the ReadyMed Platform  to CLRI upon the terms and conditions contained herein;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

1.Assets, Properties and Rights to be Purchased.  On the terms and subject to the conditions set forth herein, effective on the Closing Date (as defined below), Collabria shall sell, assign, convey, transfer and deliver to CLRI, its successors and assigns, and CLRI shall purchase and acquire from Collabria, the ReadyMed Platform, and all assets, whether tangible or intangible, that relate to the ReadyMed Platform and business free and clear of any and all liens, claims and encumbrances.

2. Consideration.  In full consideration of the sale and transfer of the ReadyMed, CLRI shall deliver to Collabria 12,000,000 shares of CLRI’s common stock, $.00001 par value (the “CLRI common stock”) registered in the name of Collabria LLC.

3. Liabilities Not Assumed.  CLRI does not assume or agree to pay or discharge any debts, liabilities or obligations of Collabria LLC.

4. Effective Date and Closing Date.  The Effective Date of this Agreement shall be the date this Agreement is executed by all parties. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as of the close of business at the offices of CLRI at 8000 N Federal Hwy, Suite 100, Boca Raton, FL 33487 not more than ten days after all of the conditions to Closing herein below set forth are satisfied or waived (the date on which the Closing takes place being the “Closing Date”) or at such other time and place as the parties hereto shall agree.  If the Closing has not occurred on or before November 1, 2019, each party shall have the right to terminate this Agreement as herein below provided.

5. Execution and Delivery of Closing Documents.  At the Closing, (a) Collabria will deliver to CLRI such assignments, consents to assignments and good and sufficient  instruments of transfer and conveyance as shall be necessary to transfer, assign and convey to, and to vest in, CLRI good and merchantable title to the ReadyMed Platform, and all assets, whether tangible or intangible, that relate to the ReadyMed Platform and business, free and clear of all liens, claims and encumbrances and such lists and descriptions of the ReadyMed Platform  and such other documents as CLRI may reasonably request and (ii) CLRI will deliver to Collabria the CLRI common shares. At the Closing, each party also will execute and deliver such other appropriate and customary documents as any other party reasonably may request for the purpose of consummating the transactions contemplated by this Agreement.  All actions taken at the Closing will be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

6. Covenant to Defend Title.  Effective as of the Closing Date, Collabria hereby binds itself, and its successors and assigns, at Collabria’s sole cost and expense, to warrant and defend title to the ReadyMed Platform , and all assets, whether tangible or intangible, that relate to the ReadyMed Platform and business unto CLRI, and its successors and assigns against every person whomsoever lawfully claiming the same or any part thereof.

7. Further Assurances.  After the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as either party may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in CLRI the ownership of and rights to the ReadyMed Platform and  all assets, whether tangible or intangible, that relate to the ReadyMed Platform and business granted hereunder as they existed immediately prior to the Closing and to vest more fully in Collabria the ownership of and rights to the CLRI common shares.

8. Representations and Warranties of Collabria.  Collabria represents and warrants to CLRI as follows, which representations and warranties shall survive the Closing:

a. Organization and Good Standing of Collabria.  Collabria is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

b. Power and Authority.  Collabria has the corporate power and authority to own, lease and operate the ReadyMed Platform  and all assets, whether tangible or intangible, that relate to the ReadyMed Platform and business and to carry on the Collabria business activities as currently being conducted.

c. Authorization and Validity.  Collabria has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and any other documents executed or required to be executed by it in connection with this Agreement.  This Agreement and the other documents executed or required to be executed by Collabria in connection with this Agreement have been or will be duly authorized by all necessary corporate action.

d. Binding Effect.  This Agreement and the other documents executed or required to be executed by Collabria in connection with this Agreement have been or will have been duly executed and delivered by Collabria and are or will be, when executed and delivered, the legal, valid and binding obligations of Collabria enforceable in accordance with their terms except to the extent that:

i. enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

ii. the availability of equitable remedies may be limited by equitable principles of general applicability; and

iii. rights to indemnification may be limited by considerations of public policy.

e. No Violation.  Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

i. result in a violation or breach of (a) the articles of incorporation or by-laws of Collabria; or (b) any material agreement or other material instrument under which Collabria is bound or to which any of the Assets are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets, or

ii. violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency and

iii. to the best of its knowledge, Collabria has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements, applications, notices, reports and any other filings with respect to the ReadyMed Platform, except where the failure to do so would not reasonably be expected to have a material adverse effect on the ReadyMed Platform, the intended use thereof by CLRI or the ReadyMed Platform.

f. Permits and Licenses; Compliance.  To the best of its knowledge, Collabria possesses and, at the Closing, will transfer and assign to CLRI all necessary governmental licenses, franchises, permits, approvals, authorizations, and rights necessary for CLRI to continue to market and sell the ReadyMed Platform to new  customers.  To the best of its knowledge, Collabria is in compliance with all such governmental licenses, franchises, permits, approvals, authorizations, or rights, and all federal, state or local laws or regulations applicable to the ReadyMed Platform  except where the failure to be in compliance would not reasonably be expected to have a material adverse effect on the ReadyMed Platform or the intended use thereof by CLRI.

g. Title to ReadyOp Assets.  Collabria owns the ReadyMed Platform and Collabria Client List free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby, CLRI shall receive good and valid title to the ReadyMed , free and clear of all liens, claims and encumbrances. Collabria has not entered into any licenses or other agreements with any third party giving any third party any rights to the ReadyMed Platform or business.

h. Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of Collabria.

i. Description of the ReadyMed Platform. No document heretofore furnished by Collabria or any person acting on its behalf to CLRI or any person acting on its behalf with respect to the ReadyMed Platform  ( the “Disclosure Document”) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Since the date of which information has been furnished in the Disclosure Document, respectively, there has not been any material adverse change in or event affecting  the ReadyMed Platform.

j. Litigation. No legal or administrative or other adversary proceeding or investigation is currently pending against Collabria and, to the best knowledge of Collabria, none is threatened or contemplated by any governmental agency or other third party with respect to the ReadyMed Platform.  Collabria is not subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the ReadyMed Platform  which would affect the obligations of Collabria or the rights of CLRI hereunder.

k. Patents, Trademarks and Copyrights.  Other than as expressly set forth in Exhibit 8 k. hereto, Collabria owns or is licensed to use all patents, trademarks, and copyrights, if any, necessary to engage in the ReadyMed Platform and utilize the ReadyMed Platform in connection therewith without conflict with the rights of others and following the Closing, CLRI shall be entitled to use all such patents, trademarks and copyrights as are necessary to engage in and utilize the ReadyOp Platform in connection therewith.  Exhibit 8k. hereto contains a true and correct description of the following:

i. all trademarks, trade names, service marks, and other trade designations, common law rights, registrations, and applications for registration, and all patents, copyrights, and applications currently utilized in the ReadyMed Platform and utilization of the ReadyMed Platform in connection therewith; and

ii. all material agreements relating to technology, know-how or processes that Collabria is licensed or authorized to use by others and used in connection with the ReadyMed in connection therewith.

l. Full Disclosure.  There are no facts pertaining to the ReadyMed Platform  that are reasonably likely to have a material adverse effect on the ReadyMed Platform  that have not been disclosed by Collabria to CLRI.

m. Liens on Assets.  There are no liens held by any party on the ReadyMed Assets.

n. Disclaimer. Notwithstanding anything in this Agreement or elsewhere to the contrary, Collabria does not warrant that CLRI will be successful, either in a business or a technical sense (for example, the sales and marketing methods used by Collabria), as a result of purchasing the ReadyMed Platform  or exercising the rights granted by Collabria to CLRI hereunder.  Collabria has advised CLRI that there are many competing and overlapping patents, proprietary rights and trade secret claims in the ReadyMed business, and that CLRI shall rely on its own independent evaluation of the patents, proprietary rights and trade secrets in the conduct of its business.

o. Investment Representations and Warranties.

i. The CLRI common shares will be acquired by Collabria for its own account and not with a view to or for sale or other disposition in connection with any transaction that will not be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) and  any applicable state securities laws.

ii. Collabria is capable of evaluating the merits and risks of an investment in the CLRI common shares  and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in CLRI common shares  and the suitability of the CLRI common shares  as an investment and can bear the economic risk of an investment therein for an indefinite period of time.  No guarantees have been made or can be made with respect to the future value, if any, of the CLRI common shares or the profitability or success of the business of CLRI.

iii. Collabria understands that the CLRI common shares  will not have been registered under the Securities Act or any applicable state securities laws, that the CLRI common shares  will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the CLRI common shares  cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this connection, Collabria represents that it is familiar with Rule 144 promulgated under the Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Stop transfer instructions may be issued to the transfer agent for securities of CLRI common shares (or a notation may be made in the appropriate records of CLRI) in connection with the CLRI common shares, but only to the extent customary for securities which are “restricted securities.”

9. CLRI represents and warrants to Collabria as follows, which representations and warranties shall survive the Closing:

a. Organization and Good Standing.  CLRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida..

b. Power and Authority.  CLRI has the corporate power and authority to issue the CLRI common shares  as herein provided.

c. Authority and Validity.  CLRI has the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and the other documents executed or required to be executed by it in connection with this Agreement, and this Agreement and the other documents executed or required to be executed by CLRI in connection with this Agreement have been duly authorized by all necessary corporate action of CLRI.

d. Binding Effect.  This Agreement and the other documents executed or required to be executed by CLRI in connection with this Agreement have been or will have been duly authorized, executed and delivered by CLRI and are or will be, when executed and delivered, the legal, valid and binding obligations of CLRI enforceable in accordance with their terms except to the extent that:

i. enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

ii. the availability of equitable remedies may be limited by equitable principles of general applicability; and

iii. rights to indemnification may be limited by considerations of public policy.

e. No Violation.  Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

i. result in a violation or breach of (a) the articles of incorporation or by-laws of CLRI or (b) any material agreement or other material instrument under which CLRI is bound or to which the assets of CLRI are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of CLRI; or

ii. violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

f. Consents.   Other than those to be transferred and assigned to CLRI by Collabria at the Closing, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of CLRI.

g. Financial Statements.  CLRI has furnished its financial statement to Collabria as set forth in Exhibit 9g hereto (the “CLRI Financial Statements”).  The CLRI Financial Statements are true, complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly present the financial position of CLRI as of the dates and for the periods indicated.  Since the latest date of the CLRI Financial Statements, (i) no event or condition has occurred that may reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) of CLRI or on its assets, properties or prospects, and (ii) CLRI has not incurred any material liabilities other than liabilities incurred in the ordinary and usual course of business consistent with past practice.

h. Capitalization. CLRI has outstanding 211,994,635 shares of common stock $.0001 par value, 512,966 shares of Series A 8% Convertible Preferred Stock,  4,433,375 shares of Series C Convertible Preferred Stock, 670,094 shares of Series D Convertible Preferred Stock, and 3,000,000 shares of Series E Convertible Preferred Stock.

i. Absence of Certain Changes.  Since the latest date of the CLRI Financial Statements, CLRI has not:

i. suffered any damage or destruction or loss that could reasonably be expected to or does materially and adversely affect the condition of CLRI (financial or otherwise) or its prospects;

ii. acquired or disposed of any assets or properties; or

iii.entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions described herein or therein, or that could reasonably be expected to have, or has had, a material adverse effect on the condition of CLRI (financial or otherwise) or on its prospects.

iv. Litigation. No material legal or administrative or other adversary proceeding or investigation is currently pending against CLRI and, to the best knowledge of CLRI, none is threatened or contemplated by any governmental agency or other third party.  CLRI is not subject to any continuing court or administrative order, writ, injunction or decree.

10. Covenants of Collabria.  Collabria hereby covenants with CLRI that

a. Exclusive Negotiations.  Until the earlier of the Closing Date or the termination of this Agreement, and subject to the fiduciary duties of the directors of Collabria, Collabria agrees that Collabria or any of the officers, directors or other agents of Collabria will, directly or indirectly, solicit or accept from any person or entity any offer or expression of interest in, or with respect to an acquisition, combination, merger or similar transaction involving Collabria with respect to the ReadyOp Platform or the Collabria Client List.  Upon receipt of any unsolicited bona fide offer or expression of interest in or with respect to any such transaction, Collabria agrees to promptly inform CLRI of the existence and terms of such offer or expression of interest.

b. Non-Compete. For a period of five years from the Closing or until this Agreement is terminated, Collabria agrees not to engage in a business substantially similar to those services offered via the ReadyMed Platform in the United States other than through its interest in CLRI.

c. Sales and Use Tax.  Although, CLRI shall be responsible for any sales or use tax payable in connection with the sale of the Assets hereunder; Collabria will reasonably assist CLRI to minimize any such sales or use tax.

11. Conditions to Obligations of Collabria.  The obligations of Collabria to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions in all material respects:

a. Representations, Warranties and Covenants.  The representations and warranties of CLRI contained in this Agreement shall have been true and correct as of the date they were made or deemed to have been made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, except for such changes as are permitted or contemplated by this Agreement, and other than such representations and warranties as are made as of another date.  The covenants and agreements contained in this Agreement to be complied with by CLRI on or before the Closing Date shall have been complied with.  Collabria shall have received a certificate from CLRI to such effect, dated as of the Closing Date and signed by the Chief Executive Officer of CLRI.

b. No Proceeding or Litigation.  No legal or regulatory action shall have been commenced or threatened by or before any court or any federal, state or local governmental authority (collectively, “Governmental Authority”) against Collabria or CLRI seeking to restrain or adversely alter the transactions contemplated by this Agreement or which is likely to render it impossible or unlawful to consummate such transactions, or which could reasonably be expected to have a  material adverse effect on the condition of CLRI (financial or otherwise) or on its  assets, properties or prospects.

12. Conditions to Obligations of CLRI.  The obligations of CLRI  to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions in all material respects:

a. Representations, Warranties and Covenants.  The representations and warranties of Collabria contained in this Agreement shall have been true and correct as of the date as of which they were made or deemed to have been made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date except for such changes as are permitted or contemplated by this Agreement, other than such representations and warranties as are made as of another date.  The covenants and agreements contained in this Agreement to be complied with by Collabria on or before the Closing Date shall have been complied with.  CLRI shall have received a certificate from Collabria to such effect dated as of the Closing Date and signed by the Chief Executive Officer of Collabria.

b. No Proceeding or Litigation.  No legal or regulatory action shall have been commenced or threatened by or before any Governmental Authority against Collabria or CLRI seeking to restrain or adversely alter the transactions contemplated hereby or which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a material adverse effect on the ReadyMed Assets.

13. Indemnification

a. Subject to the terms and conditions of this Section 13, CLRI hereby agrees to indemnify, defend and hold each of Collabria’s employees and its officers, directors, agents, attorneys and affiliates harmless from and against all losses, obligations, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, “Damages”) asserted against or incurred by Collabria or such identified persons by reason of or resulting from (i) a representation or warranty made by CLRI herein being materially incorrect or untrue or (ii) a breach by CLRI of any covenant contained herein or in any of the agreements executed pursuant hereto.

b. Subject to the terms and conditions of this Section 13, Collabria hereby agrees to indemnify, defend and hold each of CLRI, its assignee  and its officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by CLRI or such identified persons by reason of or resulting from (i) a representation or warranty made by Collabria herein being materially incorrect or untrue or (ii) a breach by Collabria of any covenant made by Collabria contained herein or in any of the agreements executed pursuant hereto.

c. The parties agree to cooperate with each other in the event of any settlement negotiated with regard to the indemnification provided herein.  In no event shall the total amount payable pursuant to this Section 13 with respect to the incorrectness of a representation or warranty exceed the Purchase.

d. Any permitted indemnitee under Sections 13a. or 13b. hereof (an “Indemnified Party”) shall give notice to the person responsible for indemnification (an “Indemnifying Party”) of any claim as to which indemnification may be sought as soon as possible after the Indemnified Party has actual knowledge thereof and the amount thereof, if known.  The Indemnified Party shall supply to the Indemnifying Party any other information in the possession of the Indemnified Party regarding such claim, and will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and provided further that the failure by the Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is damaged as a result of the failure to give notice.  If the Indemnifying Party has assumed the defense of a third party claim, the Indemnifying Party shall not be entitled to settle such third party claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, provided that such consent shall not be required if such settlement involves only the payment of money and the claimant provides to the Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, a release from all liability in respect of such third party claim.

e. The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense.  If the Indemnifying Party does not assume the defense of any matter as above provided, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion for the account or benefit of the Indemnified Party.  In any event, the Indemnified Party will cooperate in the defense of any such action at the expense of the Indemnifying Party and the records of each party shall be available to the other with respect to such defense.

f. The indemnification provided in this Section 13 shall be applicable whether or not negligence of the indemnified party is alleged or proven.

14. Termination by Collabria.  Collabria shall have the right to terminate this Agreement if the conditions in Section 11 hereof have not been satisfied or waived by Collabria on or before November 15, 2019.

15. Termination by CLRI.  CLRI shall have the right to terminate this Agreement if the conditions in Section 12 have not been satisfied or waived by CLRI on or before November 15, 2019.

16. Termination by Agreement of Collabria and CLRI.  Collabria and CLRI may terminate this Agreement at any time by their mutual written consent.

17. Damages.  If this Agreement is terminated, the parties shall retain any rights they may have against each other for any breach of any of the terms and conditions of this Agreement.

18.Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

19. Entire Agreement.  This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions.

20. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

21. Notices.  All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, facsimile, or telex, addressed as follows:

If to Collabria:

Collabria LLC

1211 N Westshore Blvd. Suite 401

Tampa, Florida 33607

If to CLRI:

Cleartronic, Inc.

8000 N Federal Hwy

Suite 100

Boca Raton, FL 33487

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy or telex) the answerback or confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

22. Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

23. Successors and Assigns.  This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24. Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Florida and exclusive venue shall lie in the state and federal courts in the State of Florida.

25. Amendment, Waiver and Other Action.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

26.Legal Representation.  All of the parties to this Agreement acknowledge that they have been advised that they should seek and have had the opportunity to seek counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

27. Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto without the consent of the other party, which consent shall not be unreasonably withheld, provided that CLRI may assign this Agreement to a wholly owned subsidiary which has not yet been formed.

28. Confidentiality.  Other than as required by law, each party shall maintain the confidentiality of, and not divulge or disclose to any other person, the existence of or any terms and conditions of this Agreement or any of the financial or other information provided to it by the other party to this Agreement.

29. Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

30. Number and Gender.  Whenever the context requires, references in this Agreement to the singular number shall include the plural; the plural number shall include the singular; and words denoting gender shall include the masculine, feminine, and neuter.

31.Public Announcements.  Except to the extent that Collabria or CLRI believes on the advice of counsel that public disclosure is required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties.  The parties shall cooperate as to the time and contents of any such press release or public announcement, but if they are unable to reach an agreement as to the time and contents of such press release or public announcement, each shall be free to make such press release or public announcement as it deems necessary.

32. Survival of Representations and Warranties.  The representations and warranties of the respective parties shall survive the Closing or termination of this Agreement, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CLEARTRONIC, INC.

By: /s/ Larry M. Reid__

Name: Larry M. Reid

Title: President

COLLABRIA LLC

.By: /s/ John Ohl___

Name: John Ohl

Title:   Chief Technology Officer